SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING 04/30/2004
FILE NUMBER 811-1424
SERIES NO.: 14


74U.     1.   Number of shares outstanding (000's Omitted)
              Class A Shares                  12,420
         2.   Number of shares outstanding of a second class of open-end company shares (000's Omitted)
              Class B Shares                   7,497
              Class C Shares                   2,643
              Class R Shares                      61
              Investor Shares                  5,746
              Institutional Shares                15


74V.     1.   Net asset value per share (to nearest cent)
              Class A Shares                 $ 12.62
         2.   Net asset value per share of a second class of open-end company shares (to nearest cent)
              Class B Shares                 $ 12.32
              Class C Shares                 $ 12.31
              Class R Shares                 $ 12.58
              Investor Shares                $ 12.63
              Institutional Shares           $ 12.62